UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2023
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per share	WTM	New York Stock Exchange
	WTM.BH	Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 7, 2023, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three months and year ended December 31, 2022. The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K.
Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, there are 12 non-GAAP financial measures: (i) adjusted book value per share, (ii) Ark's adjusted loss and loss adjustment expense ratio, (iii) Ark's adjusted insurance acquisition expense ratio, (iv) Ark's adjusted other underwriting expense ratio, (v) Ark's adjusted combined ratio, (vi) Kudu’s EBITDA, (vii) Kudu’s adjusted EBITDA, (viii) Kudu’s annualized adjusted EBITDA, (ix) Kudu’s annualized revenue, (x) Kudu’s cash revenue yield, (xi) total consolidated portfolio return excluding MediaAlpha and (xii) total equity portfolio return excluding MediaAlpha. These non-GAAP financial measures have been reconciled from their most comparable GAAP financial measures.
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below. The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $98 million, $114 million, $130 million and $132 million less than the nominal GAAP carrying values as of December 31, 2022, September 30, 2022, December 31, 2021 and September 30, 2021, respectively. The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $179 million, $172 million, $159 million and $154 million as of December 31, 2022, September 30, 2022, December 31, 2021 and September 30, 2021, respectively. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary. The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8 of Exhibit 99.1 to this Form 8-K.
Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements attributable to third-party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis (i.e., 100% of the syndicates’ results). The reconciliation from the GAAP ratios to the adjusted ratios is included on page 18 of Exhibit 99.1 to this Form 8-K.
Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures. EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss). Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period. Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income. Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested. White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 20 of Exhibit 99.1 to this Form 8-K for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.
Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Total consolidated portfolio return	2.1%	0.3%	(1.6)%	(3.4)%
Remove MediaAlpha	(0.4)%	1.5%	1.9%	9.8%
Total consolidated portfolio return excluding MediaAlpha	1.7%	1.8%	0.3%	6.4%

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Total equity portfolio return	3.0%	2.3%
Remove MediaAlpha	(1.0)%	5.8%
Total equity portfolio return excluding MediaAlpha	2.0%	8.1%

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release of White Mountains Insurance Group, Ltd. dated February 7, 2023, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
February 7, 2023	By:	/s/ MICHAELA J. HILDRETH Michaela J. Hildreth Managing Director and Chief Accounting Officer

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